Exhibit 10.1

CDRV INVESTORS, INC.
STOCK INCENTIVE PLAN
Amended and Restated as of September 20, 2006

Article I
Purpose

CDRV Investors, Inc. has established this stock incentive plan to foster and promote its long-term financial success.  Capitalized terms have the meaning given in Article XI.

Article II
Powers of the Board

Section 2.1             Power to Grant Awards.  The Board shall select Employees to participate in the Plan.  The Board shall also determine from time to time whether, and the terms under which, Eligible Directors (or classes or categories of Eligible Directors) may receive Director Share Awards.  The Board shall determine the terms of each Award, consistent with the Plan.

Section 2.2             Administration.  The Board shall be responsible for the administration of the Plan.  The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan.  Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion.  Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 2.3             Delegation by the Board.  All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Article III
Shares Subject to Plan

Section 3.1             Number.  The maximum number of shares of Common Stock that may be issued under the Plan or be subject to Awards may not exceed  1,417,320 shares, provided that immediately following the initial offering and grant of Awards hereunder such number shall automatically be reduced by (x) the number of shares of Common Stock covered by Awards offered but not granted under the Plan in the initial offering and grant of Awards hereunder minus (y) 50,000 shares.  The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock that is not reserved for any other purpose.

Section 3.2             Canceled, Terminated or Forfeited Awards.  If any Award or portion thereof is for any reason forfeited, canceled or otherwise terminated without exercise, the shares of Common Stock subject to such Award or portion thereof shall again be available for grant under the Plan.

Section 3.3             Adjustment in Capitalization.  The number of shares of Common Stock available for issuance under the Plan and the number, class, exercise price or other terms of any outstanding Award shall be adjusted by the Board if and to the extent necessary or appropriate to reflect any Common Stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock.  Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards.

Article IV
Stock Purchase

Section 4.1             Awards and Administration.  The Board may offer and sell shares of Common Stock to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Subscription Agreement.

Section 4.2             Minimum Purchase Price.  Unless otherwise determined by the Board, the purchase price for any shares of Common Stock to be offered and sold pursuant to this Article IV shall not be less than the Fair Market Value on the Grant Date.

Section 4.3             Payment.  Unless otherwise determined by the Board, the purchase price with respect to shares of Common Stock offered and sold pursuant to this Article IV shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Stock.  The Board may authorize the Company or one or more of its Subsidiaries to guarantee indebtedness incurred by a Participant in connection with a purchase of shares pursuant to this Article IV, on such terms as the Board shall determine.

Article V
Terms of Options

Section 5.1             Grant of Options.  The Board may grant Options to Participants at such time or times as it shall determine.  Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board.  Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of shares of Common Stock that may be purchased pursuant to such Option, the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Board shall determine.

Section 5.2             Exercise Price.  The exercise price per share of Common Stock to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date.

Section 5.3             Vesting and Exercise of Options.  Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date.  Unless otherwise determined by the Board or before on the Grant Date, one-fifth of the Options shall vest and become exercisable on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.  The Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 5.4             Payment.  The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise.  Notwithstanding the foregoing, on such terms as may be the Board may establish from time to time following a Public Offering (i) the Board may permit a Participant to tender shares of Common Stock such Participant has owned for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Board may authorize the Company to establish a broker-assisted exercise program.  In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law.  As a condition to the exercise of any Option before a Public Offering, a Participant shall enter into a Subscription Agreement.

Article VI
Termination of Employment

Section 6.1             Expiration of Options Following Termination of Employment.  Unless otherwise determined by the Board before or after the Grant Date, if a Participant’s employment with the Company and its Subsidiaries terminates, such Participant’s Options shall be treated as follows:

(a)           if such employment terminates by reason of the Participant’s death or Disability (each, a “Special Termination”), any Options held by the Participant shall immediately vest in full;

(b)           in the case of any termination other than a Special Termination, any unvested Options shall terminate effective as of such termination of employment;

(c)           except in the case of a termination for Cause, vested Options (including any options that vest pursuant to Section 6.1(a) above) shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 60 days after the Participant’s termination of employment (180 days in the case of a Special Termination or a retirement at normal retirement age or later) and (iii) any cancellation pursuant to Section 7.1; and

(d)           in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of employment.

Section 6.2               Certain Rights upon Termination of Employment Prior to a Public Offering.  Each Subscription Agreement and Option Agreement shall provide that the Company and the CD&R Fund shall have successive rights prior to a Public Offering to purchase all or any portion of a Participant’s shares of Common Stock and vested Options upon any termination of employment, at a purchase price per share equal to the Fair Market as of the effective date of such termination of employment (or, if the Participant’s employment qualifies as a termination for Cause, for a purchase price per share equal to the lesser of (i) such Fair Market Value and (ii) such Participant’s per share purchase price), minus any applicable exercise price.  The Board may provide in a Subscription Agreement that following a Participant’s Special Termination, retirement at or after normal retirement age or termination of employment by the Company or its Subsidiaries without Cause in each case prior to a Public Offering, such Participant may require the Company to repurchase all (but not less than all) of such Participant’s shares of Common Stock (but excluding any shares acquired on exercise of an Option), at a purchase price per share equal to the Fair Market Value on the date of the Participant’s termination of employment, subject to the Company having the ability to do so under the terms of its financing arrangements and under Delaware law.

Article VII
Change in Control

Section 7.1               Accelerated Vesting and Payment.  Except as otherwise provided in this Article VII, and unless otherwise provided in the Award Agreement, upon a Change in Control each Option, whether vested or unvested, shall be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

Section 7.2               Alternative Options.  No cancellation, acceleration or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a)           give the Participant who held such Option rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Award or the securities underlying it are not publicly-traded, identical or better rights following a termination of employment to require the Company or the acquiror in such Change in Control to repurchase the Alternative Award or securities underlying such Alternative Award; and

(b)           have terms such that if, within two years following a Change in Control, a Participant’s employment is involuntarily or constructively terminated or terminates as a result of his or her death, Disability or retirement at or after normal retirement age, such Alternative Award shall immediately vest in full and such Participant (i) in the case of an involuntary or constructive termination, shall receive a cash payment equal to the excess (if any) of the fair market value of the stock subject to the Alternative Award on the date of surrender over the price that such Participant would be required to pay to exercise such Alternative Award and (ii) in the case of death, Disability or retirement at or after normal retirement age, shall have the same put rights with respect to his or her shares underlying the Alternative Awards as in effect at the time of the Change in Control or (iii) shall have an immediate right to exercise such Alternative Award and receive shares that are then publicly-traded.

Section 7.3             Limitation of Benefits.  If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 7.1 or Section 7.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under this Section 7.1 or Section 7.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto.  If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will use its commercially reasonable best efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7.3).

Article VIII
Director Share Awards

The Board may provide for the grant of Director Share Awards to Eligible Directors (or categories or classes of Eligible Directors) on such terms as the Board shall determine from time to time, including as part of the retainer or other fees payable to an Eligible Director, or as part of an arrangement that permits the deferral of payment of such fees, on a mandatory or elective basis, into the right to receive shares of Common

Stock and distributions thereon in the future or a cash payment measured by reference to the value therof.

Article IX
Authority to Vary Terms or Establish Local Jurisdiction Plans

The Board may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features than those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Employees in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article IX shall not be deemed to authorize any increase the number of shares of Common Stock available for issuance under the Plan set forth in Section 3.1.

Article X
Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time.  No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of shares covered by such Awards).  Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XI
Definitions

Section 11.1             Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other Employee of the Company or any of its Subsidiaries shall not be deemed to be an Affiliate of the CD&R Fund.  For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Alternative Award” has the meaning given in Section 7.2.

“Award” shall mean an Option, or Director Share Award or an offer and sale of shares of Common Stock pursuant to Article IV, in each case granted pursuant to the terms of the Plan.

“Award Agreement” means a Subscription Agreement, an Option Agreement or any other agreement evidencing an Award.

“Board” means the Board of Directors of the Company.

“CD&R Fund” means The Clayton, Dubilier & Rice Private Equity Fund VI Limited Partnership, a Cayman Islands limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc., a Delaware corporation.

“Cause” means, unless otherwise provided in the Award Agreement, any of the following:  (i) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms); (ii) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law; (iii) the Participant’s willful or grossly negligent failure to perform his or her employment-related duties for the Company and its Subsidiaries; (iv) the Participant’s material violation of any Company policy as in effect from time to time; (v) the Participant’s engaging in any act or making any statement that impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; (vi) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound or (vii) the Participant’s engaging in any conduct injurious or detrimental to the Company or its any of its Subsidiaries. The determination as to whether “Cause” has occurred shall be made by the Board, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”  A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason that the circumstances existing prior to such termination for the Company or one of its Subsidiaries to have terminated such Participants employment for Cause.

“Change in Control” means the first to occur of the following events after the Effective Date:

                (i)  the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, the CD&R Fund or any of its co-

investors in connection with the CD&R Fund’s investment in the Company, or any Affiliates of the foregoing;

(ii)  the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii)  within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election, to the Board, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

(iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of  the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control.  If any part of the offered price is payable other than in cash, the Change in Control price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means CDRV Investors, Inc., a Delaware corporation, and any successor thereto.

“Director Share Award” means an award pursuant to Article VIII to an Eligible Director of Common Stock, a right to receive Common Stock or a payment measured by reference thereto and distributions thereon.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or Subsidiary of the Company then covering the Participant, or in the absence of such a plan or program, as determined by the Board.  The Board’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

“Eligible Director” means a member of the Board other than an employee or officer of the Company or any of its Subsidiaries.

“Employee” means any executive, officer or other employee of the Company or any Subsidiary.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Stock as determined in good faith by the Board.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Stock that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation).  Unless otherwise determined by the Board or provided in an Award Agreement, any determination of Fair Market Value as of the end of any fiscal year shall continue to apply throughout the next succeeding fiscal year.  The determination of Fair Market Value will not give effect to any restrictions on transfer of the Common Stock or take into account any control premium, but shall be determined taking into account the fact that such shares would represent a minority interest in the Company and are illiquid.  Initially, the Fair Market Value shall be $100.00 per share, which is the price paid by the CD&R Fund and its co-investors in connection with their initial investment in the Company.  Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the mid-point between the high and the low trading prices for such date per share of Common Stock as reported on the principal stock exchange on which the shares of Common Stock are then listed.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Option” means the right granted pursuant to the Plan to purchase one share of Common Stock.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Participant” means any Employee or Eligible Director who is granted an Award.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this CDRV Investors, Inc. Stock Incentive Plan.

“Public Offering” means the first day as of which (i) sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Board has determined that shares of the Common Stock otherwise have become publicly-traded for this purpose.

“Special Termination” has the meaning given in Section 6.1.

“Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means any corporation limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Section 11.2             Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XII
Miscellaneous Provisions

Section 12.1             Nontransferability of Awards.  Except as otherwise provided herein or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative).  Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 12.2           Tax Withholding.  The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

Section 12.3           Beneficiary Designation.  Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

Section 12.4             Delivery of Financial Statements to Participants.  Each year the Company will provide the Company’s annual financial statements to the Participants.

Section 12.5           Limitation on Number of Outstanding Options.  At no time shall the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any bonus or similar plan or agreement of the Company exceed 30%. as calculated in accordance with the conditions and exclusions of California Code of Regulations, Title 10, Ch. 3, Section 260.140.45, of the securities outstanding at the time the calculation is made.

Section 12.6             No Guarantee of Employment or Participation.  Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary.  No Employee or Eligible Director shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.

Section 12.7           No Limitation on Compensation; No Impact on Benefits.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan.  Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program.  The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 12.8             Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  No Awards shall be granted under the Plan, and no shares of Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 12.9             Freedom of Action.  Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any

Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

Section 12.10         Unfunded Plan; Plan Not Subject to ERISA.  The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 12.11           Term of Plan.  The Plan shall be effective as of the date specified by the Board and shall continue in effect, unless sooner terminated pursuant to Article X, until the tenth anniversary of such date, the provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 12.12           No Voting Rights.  Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock underlying such Awards have been issued.

Section 12.13           Governing Law.  The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

Effective Date as Originally Adopted: May 27, 2004

Effective Date as Amended and Restated:  September 20, 2006